                                                                    EXHIBIT 10.3

                                   MEMORANDUM


From:  Stephen M. Greenberg

To:  Glenn Williams

Re:  Amendment to Employment Agreement

Dated:  December 20, 2002

         This is to confirm to you that, effective January 1, 2003, your existing Employment Agreement ("Agreement") with Net2Phone, Inc, is hereby amended as follows:

         1.       The term of the Agreement shall expire December 31, 2005.

         2. Your Base Salary shall be $195,000.00 per annum, subject to such increases as the Board of Directors or its Compensation Committee may approve from time to time.

         3. You shall report directly to the Chief Executive Officer of the Company.

         4. Upon termination of your Employment Agreement for any reason, except for termination by the Company for Cause or termination by you without Cause, all vested Options to purchase shares of the Company's Common Stock held by you on the date of termination shall be exercisable until the 10th anniversary dates of their respective grants.

         Except as specifically otherwise provided for herein, the terms and conditions of your existing Agreement are hereby ratified and confirmed and remain in full force and effect.

   Net2Phone, Inc.                                 Accepted and Agreed

   By: /s/ Stephen M. Greenberg                    /s/  Glenn Williams
      ----------------------------                 ------------------------
      Stephen M. Greenberg, CEO                    Glenn Williams